Exhibit 7(a)(ii)

Amendment Number 4

to the

Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective May 22, 2017.

RECITALS

1.                                      The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, October 20, 2016 and March 30, 2017 (“the Agreement”).

2.                                      Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing, signed by duly authorized officers of both parties.

3.                                      The Ceding Company and the Reinsurer wish to make such an amendment to add a new rider to the Agreement.

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.              Effective May 22, 2017, the Lincoln Max 6 SelectSM Advantage rider shall be added to Schedule A and Schedule C of the Agreement.

2.              The Ceding Company and the Reinsurer agree that Schedules A and C of the Agreement shall be replaced in their entirety with Schedules A and C attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE		THE LINCOLN NATIONAL LIFE
COMPANY (BARBADOS) LIMITED		INSURANCE COMPANY

By:	/s/ Keith J. Ryan	By:	/s/ Kris Kattman
Name: Keith J. Ryan		Name: Kris Kattman
Title: VP		Title: SVP
Date: July 15, 2017		Date: 7/14/17

SCHEDULE A

Reinsurance of Guaranteed Benefits (“GB”)

Effective May 22, 2017

Each contract listed in Schedule B contains one or more GB.  GBs which are covered by this Agreement include the following:

Marketing Name of Benefit	Policy Form Nos.
Death Benefit Riders
Guarantee of Principal Death Benefit Rider*	32148
Enhanced Guaranteed Minimum Death Benefit Rider*	32149
5% Step-Up Death Benefit Rider*	32150
7 Year Ratchet Death Benefit on American Legacy I & II*	—
Estate Enhancement Death Benefit Rider*	32151

Highest Anniversary Death Benefit Rider eff. 1/9/17*	AR-593

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	ICC16-32148

Guarantee of Principal Death Benefit Rider eff. 1/9/17*	32148 (9-16)

Earnings Optimizer Death Benefit Rider eff. 11/16/15	AR-590

Lincoln SmartSecurity® Advantage
Variable Annuity Rider	32793

i4LIFE® Advantage with Guaranteed Income Benefit
Variable Annuity Income Rider	I4LA
Variable Annuity Payment Option Rider	I4LA-Q
Variable Annuity Payment Option Rider	I4LA-NQ
Guaranteed Income Benefit	GIB
Increasing GIB	IGIB
Annual GIB	AGIB
Select Guaranteed Income Benefit	AR-528

i4LIFE® Advantage with Guaranteed Income Benefit (Managed Risk) eff. 5/21/12	AR-528

4LATER® Advantage
Guaranteed Income Later Rider	4Later

4LATER® Advantage (Managed Risk) eff. 7/2/12	AR-547

4LATER® Select Advantage eff. 1/9/17	AR-547

Lincoln Lifetime Income SMAdvantage
Variable Annuity Living Benefits Rider	AR-512
Variable Annuity Living Benefits Rider (LINC Plus)*	AR-512P

Lincoln Lifetime Income SMAdvantage 2.0 &
Lincoln Lifetime Income SMAdvantage 2.0 (Managed Risk) eff. 4/2/12
Variable Annuity Living Benefits Rider*	AR-529
Variable Annuity Guarantee Income Benefit (NY version)	AR-529

Lincoln Lifetime IncomeSMAdvantage 2.0 (Managed Risk) eff. 1/20/15	AR-566

Lincoln Market Select ® Advantage
Variable Annuity Living Benefits Rider eff. 10/5/15	AR-587
Variable Annuity Living Benefits Rider eff. 5/16/16	AR-591
Variable Annuity Guarantee Income Benefit (NY version) eff. 8/29/16	AR-529

Lincoln Long-TermCareSMAdvantage Rider
Long-Term Care Coverage Endorsement	AE-517
Long-Term Care Benefits Rider	AR-518, AR-519

Core Income Benefit — eff. 2/21/17	AR-592

Lincoln Max 6 SelectSM Advantage — eff. 5/22/17	AR-600

*    issued by Ceding Company only

SCHEDULE C

PREMIUM RATE SCHEDULE

Effective May 22, 2017

Initial Reinsurance Premium:

The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York, the Initial Reinsurance Premium shall equal the Treaty Reserves less an adjustment reflecting the anticipated future profitability on the business assumed by the Ceding Company effective January 1, 2010. For all business issued by the Ceding Company after the Agreement’s Effective Date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:

Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate:

Type of Benefit	Contracts Issued	Contracts Issued	Contracts Issued
Effective Date of Coverage	Prior to 7/1/2003	Between 7/1/03 and 7/26/2004	After 7/26/04	All Contracts
GMDB Type	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge Annual Rate	Applied to
Guarantee of Principal Death Benefit — Employer VA	0.015%	0.015%	0.020%	0.050%	Account Value
Guarantee of Principal Death Benefit — Individual VA	0.050%	0.110%	0.100%	0.050%	Account Value
Enhanced Guaranteed Minimum Death Benefit	0.320%	0.280%	0.200%	0.050%	Account Value
Enhanced Guaranteed Minimum Death Benefit with 5% Rollup	0.590%	0.210%	0.260%	0.050%	Account Value
5% Step-Up Death Benefit	0.620%	0.290%	0.460%	0.050%	Account Value
Legacy I and II with 7 Yr Ratchet Benefit	0.110%	0.070%	0.100%	0.050%	Account Value
Estate Enhancement Benefit	0.500%	0.380%	0.500%	0.050%	Account Value
Estate Enhancement Benefit with 5% Rollup	0.620%	0.620%	0.620%	0.050%	Account Value

GMDB Type		Effective Date of Rate Application	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Earnings Optimizer Death Benefit Rider		11/16/15	Riders effective after 11/16/15	Ages 0-69: 0.20%***	0.050%	Greater of: • Account Value • Sum of all purchase payments adjusted pro-rata for withdrawals*
				Ages 70-75: 0.50%***
Highest Anniversary Death Benefit Rider	Highest Anniversary Component	1/9/17	Riders effective on or after 1/9/17	0.15%***	0.05%	Highest Anniversary Value
	Guarantee of Principal Component	1/9/17	Riders effective on or after 1/9/17	0.15%***	0.05%	Account Value

Guarantee of Principal Death Benefit	1/9/17	Riders effective after 1/9/17	Issue Ages 0-80 0.15%	0.05%	Account Value
Issue Ages 81-85 0.35%

Type of Benefit
LTC Type	Effective Date of Rate Application	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Long-Term Care Benefit Rider AE-517, AR-518 and AR-519 Accelerated Benefit	4/1/2011	Riders effective after 4/1/2011	0.450% (Growth)	0.050%	Guaranteed Amount (#)
			0.300% (Level)

Type of Benefit
GLB Type	Effective Date of Rate Application	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Lincoln SmartSecurity Advantage — 5 Yr Optional Reset	7/1/2003	All In Force Riders effective prior to 5/15/2004	0.350%	0.050%	Guaranteed Benefit (#)
	5/15/2004	All In Force Riders effective 5/15/2004 thru 1/19/2009	0.400%	0.050%
	1/20/2009	Riders effective or reset on or after 1/20/2009	0.600%	0.050%
	12/3/2012	Riders effective or reset on or after 12/3/2012	0.800%	0.050%
Lincoln SmartSecurity Advantage — 1 Yr Automatic Reset		Riders effective before 1/20/2009	0.550%	0.050%	Guaranteed Benefit (#)
	1/20/2009	Riders effective or reset on or after 1/20/2009	0.600%	0.050%
	12/3/2012	Riders effective or reset on or after 12/3/2012	0.800%	0.050%
Lincoln SmartSecurity Advantage — 1 Yr Automatic Reset - Single Life Option with Lifetime Withdrawals		Riders effective before 1/20/2009	0.550%	0.050%	Guaranteed Benefit (#)
	1/20/2009	Riders effective or reset on or after 1/20/2009	0.600%	0.050%
	12/3/2012	Riders effective or reset on or after 12/3/2012	0.800%	0.050%

Lincoln SmartSecurity Advantage — 1 Yr Automatic Reset — Joint Life Option with Lifetime Withdrawals		Riders effective before 1/20/2009	0.700%	0.050%	Guaranteed Benefit (#)
	1/20/2009	Riders effective or reset on or after 1/20/2009	0.750%	0.050%
	12/3/2012	Riders effective or reset on or after 12/3/2012	0.950%	0.050%
4LATER Advantage (and transitioning to i4LIFE)	7/1/2003	All In Force Riders effective prior to 1/20/2009	0.450%	0.050%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
	1/20/2009	Riders effective or reset on or after 1/20/09	0.600%	0.050%
4LATER Advantage (Managed Risk) (and transitioning to i4LIFE)	7/2/2012	Riders effective after 7/2/2012	1.000% (Indiv)	0.050%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
			1.200% (Joint)
4LATER® Select Advantage (and transitioning to i4LIFE)	1/9/2017	Riders effective after 1/9/2017	1.20% (Indiv)	0.05%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
			1.45% (Joint)
Guaranteed Income Benefit on i4Life		Riders effective before 10/1/2009	0.400%	0.050%	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	0.850%	0.050%
Increasing Guaranteed Income Benefit		Riders effective before 10/1/2009	0.400%	0.050%	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	0.850%	0.050%
Annual Step-Up Guaranteed Income Benefit		Riders effective before 10/1/2009	0.400%	0.050%	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	0.850%	0.050%
Lincoln Lifetime Income Advantage (and transitioning to i4LIFE)		All In Force Riders effective prior to 1/20/2009	0.700%	0.050%	Guaranteed Benefit (#)or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
	1/20/2009	Riders effective or reset after 1/20/2009	0.850%	0.050%
Lincoln Lifetime Income Advantage (and transitioning to i4LIFE GIB)		Riders effective before 10/1/2009	0.400%	0.050%	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	0.850%	0.050%
Lincoln Lifetime Income Advantage Plus (and transitioning to i4LIFE)		Riders effective before 1/20/2009	0.800%	0.050%	Guaranteed Benefit (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
	1/20/2009	Riders effective or reset on or after 1/20/2009	1.000%	0.050%

Lincoln Lifetime Income Advantage Plus (and transitioning to i4LIFE GIB)		Riders effective before 10/1/2009	0.400%	0.050%	Variable Account Value
	10/1/2009	Riders effective or reset on or after 10/1/2009	0.850%	0.050%
Lincoln Lifetime Income Advantage 2.0 (and transitioning to i4LIFE)	9/1/2010	Riders effective after 9/1/2010	1.000% (Indiv)	0.050%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
			1.200% (Joint)
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	4/2/2012	Riders effective after 4/2/2012	1.000% (Indiv)	0.050%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
			1.200% (Joint)
Guaranteed Income Benefit on i4Life (AR-528 only)	9/1/2010	Riders effective between 9/1/2010 and 8/28/2016	1.000% (Indiv)	0.050%	Variable Account Value
			1.200% (Joint)
	8/29/16	Riders effective on or after 8/29/2016	1.300% (Indiv)
			1.500% (Joint)
i4LIFE®Advantage with Guaranteed Income Benefit (Managed Risk)	5/21/2012	Riders effective 5/21/2012	1.000% (Indiv)	0.050%	Variable Account Value
			1.200% (Joint)
Lincoln Market Select ® Advantage (and transitioning to i4LIFE)	10/5/2015	Riders effective between 10/5/2015 and 5/15/2016	0.90% (Indiv)**	0.050%	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
			1.100% (Joint)**
	5/16/2016	Riders effective between 5/16/2016 and 8/28/2016 subject to state approval	0.90% (Indiv)
			1.100% (Joint)
	8/29/2016	Riders effective on or after 8/29/2016 subject to state approval	1.200% (Indiv)
			1.450% (Joint)
Core Income Benefit	2/21/2017	Riders effective on or after 2/21/2017	0.80%	0.05%	Greater of: • Deposits (adjusted for excess withdrawals) • Contract Value
Lincoln Max 6 SelectSM Advantage	5/22/2017	Riders effective on or after 5/22/2017 subject to state approval	1.200% (Indiv)	0.050%	Current Income Base (#)
			1.450% (Joint)

(#) Guaranteed Benefit, Guaranteed Amount and Current Income Base amount are as calculated by the terms of the applicable riders

(*)  Excludes i4LIFE® Advantage payments

(**) The charge is guaranteed for the first Benefit Year. After the first Benefit Year the charge adjusts quarterly based on a formula tied to any change in the Volatility Index (VIX). The Base Reinsurance Premium Annual Rate after the first benefit year equals the sum of the four (4) quarterly charges less the 0.05% Expense, Profit & Risk Charge. The Charge Rate will vary based on the rider date.

(***) The charge is guaranteed for the first 20 Benefit Years and thereafter, the charge could increase. If the charge increases, the Base Reinsurance Premium Annual Rate equals the sum of the four (4) quarterly charges less the 0.05% Expense, Profit & Risk Charge.

Reinsurance premium shall step up to the current charge for any Policy that resets for all benefits except for Lincoln Market Select® Advantage contracts issued with policy form AR-587.

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):

EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

Monthly Payment of Reinsurance Premium:

Both the Base Reinsurance Premium and the EPRC are payable in arrears after the end of each calendar month.  The  monthly payment for all benefit types shall be computed by adding the appropriate Base Reinsurance Premium annual rate to the EPRC annual rate, then dividing the total by  twelve and multiplying the result times the end of the month Guaranteed Benefit Amount, the Current Income Base or the Variable Account Value, as applicable.